MERITAGE HOSPITALITY GROUP INC.

3210 Eagle Run Drive, N.E., Suite 100
Grand Rapids, Michigan 49525
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Telephone: (616) 776-2600
Facsimile: (616) 776-2776

www.meritagehospitality.com

FOR IMMEDIATE RELEASE

CONTACT:
James R. Saalfeld
Vice President & Chief Administrative Officer
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE HIRES INVESTMENT BANKER FOR POSSIBLE
GOING PRIVATE TRANSACTION

        GRAND RAPIDS, Michigan, June 16, 2006. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and the first O’Charley’s franchisee, announced that it has engaged Donnelly Penman & Partners to act as the exclusive financial advisor to the Board of Directors in connection with a possible deregistering transaction. In April, the Company reported that it was resuming its investigation of a deregistering transaction which would allow it to avoid public company costs by no longer having to file reports under the Securities Exchange Act of 1934 or be listed on the American Stock Exchange. The Company is considering a reverse stock split that would reduce the number of record shareholders to a level that allows it to deregister from the SEC. Following such a transaction, the Company will use its best efforts to provide liquidity to the Company's remaining shareholders. For example, the Company intends to maintain a market in its common shares by having the shares listed on a quotation service that does not require an issuer to be registered with the SEC such as the Pink Sheets, and will consider other transactions, such as an issuer tender offer, that may provide its shareholders with an opportunity to monetize a portion of their investment in Meritage. There can be no assurance that the Board’s investigation will result in any of these transactions.

        Meritage is one of the nation’s premier franchise operators, currently operating 53 restaurants in two brands; Wendy’s in the QSR Segment and O’Charley’s in the Casual Dining Segment. Headquartered in Grand Rapids, Michigan, Meritage has approximately 2,000 employees.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; the relationship between Meritage and its franchisors; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s will subject Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

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